EXHIBIT 10.18

AMENDMENT NO. 5 (PFAL)

     Amendment (this “Amendment”) dated as of March 31, 2004 among FirstCity Financial Corporation (the “Borrower”), the financial institutions which are party to the Loan Agreement hereinafter referred to (each a “Lender” and collectively, the “Lenders”) and Bank of Scotland acting through its New York branch (“BOS”), as Agent for the Lenders under such Loan Agreement (in such capacity, the “Agent”), to the Term Loan and Revolving Credit Agreement dated as of December 12, 2002, as amended by Amendment No. 1 thereto described in a certain Agreement dated as of March 24, 2003 among the Borrower and BOS in its capacity as the Agent and a Lender under the Loan Agreement, by Amendment No. 2 and Consent No. 2 dated as of April 29, 2003, by Amendment No. 3 and Consent No. 4 thereto dated as of May 2, 2003 and by Amendment No. 4 dated June 30, 2003 (said Term Loan and Revolving Credit Agreement as so amended, the “Loan Agreement”).

W I T N E S S E T H :

     WHEREAS, the parties desire to make the certain amendments to the Loan Agreement set forth herein, including amending the Term Loan facility provided therein to make it into a revolving facility (despite leaving the title of such facility unchanged and leaving the pre-existing Revolving Credit Loan facility in place);

     NOW THEREFORE, it is agreed:

     1. Definitions. All the terms used herein which are defined in the Loan Agreement (including, to the extent any such terms are to be amended by this Amendment, as if such terms were already amended by this Amendment, unless the context shall indicate otherwise) shall have the same meanings when used herein unless otherwise defined herein. All references to Sections in this Amendment shall be deemed references to Sections in the Loan Agreement unless otherwise specified.

     2. Effect of Amendment. As used in the Loan Agreement (including all Schedules and Exhibits thereto), the Notes and the other Loan Documents and all other instruments and documents executed in connection with any of the foregoing, on and subsequent to the Amendment Closing Date (as hereafter defined), any reference to the Loan Agreement shall mean the Loan Agreement as amended hereby.

     3. Amendments. On and subject to the terms hereof, upon the occurrence of the Amendment Closing Date:

     (a) Annex 1 of the Loan Agreement is hereby amended by

          (i) adding a definitions of “Applicable Distribution Percentage”, and “Applicable Portfolio Percentage” and “Tranche Limit” as follows:

“Applicable Distribution Percentage” shall mean, on any date of determination, (i) if the aggregate outstanding principal amount of the Loans on such date as a percentage of the “Total Equities” of all PFAL Portfolio Entities, as set forth in the latest certificate delivered pursuant to Section 7.1(e)(ii), does not exceed 65%, then 65% and (ii) otherwise, 100%. (Each certificate delivered pursuant to Section 7.1(e)(ii) will calculate the “Total Equities” of the PFAL Portfolio Entities separately from any other entities.)

“Applicable Portfolio Percentage” shall mean, with respect to the Acquisition Price of any Asset Pool the percentage of outstanding shares of stock, membership interests, or partnership interests (as the case may be) or, in the case of a non-U.S. entity, similar equity interests, or, in the case of a Greenwich Capital PFAL Portfolio Entity, subordinated notes, issued to FC Commercial by the PFAL Portfolio Entity acquiring such Asset Pool.

“Tranche Limit” — Section 2.1(a).

       (ii) deleting the definitions of “Applicable Borrowing Percentage”, “Asset Pool Prepayment Amount”, “Collection Period” and “Collections” in their entireties and substituting, in lieu thereof, respectively, the following:

“Applicable Borrowing Percentage” shall mean (x) 90% until June 30, 2004; (y) 85% from July 1, 2004 until June 30, 2005 and (z) 80% from and after July 1, 2005.

“Asset Pool Prepayment Amount” for any Asset Pool in respect of any Payment Date shall mean the sum of (I) the Applicable Distribution Percentage of the FC Percentage of the amount by which (A) Collections in respect of that Asset Pool (including amounts received in respect of any asset that constituted part of such Asset Pool which was sold to an REO Affiliate) during the most recently ended calendar month exceeds (B) the amount of Permitted Portfolio Expenses in respect of such Asset Pool which during such period were expended or retained (excluding any such Permitted Portfolio Expenses expended or retained during any previous month) and, in the case of Leveraged Asset Pool, excluding any such Permitted Portfolio Expenses which were excluded from the computation, in clause (y) of the definition of “Collections”, of the gross aggregate amount received during such period by such Asset Pool, plus (II) to the extent not constituting Extraordinary Transaction Proceeds, any proceeds of transfer of any Equity Interests issued by the PFAL Portfolio Entity owning such Asset Pool to FC Commercial and the FC Percentage of any proceeds of transfer of any Equity Interests issued by any REO Affiliate thereof formed in respect of such Asset Pool or otherwise holding any assets which at any time were part of such Asset Pool or collateral for any such assets (it being understood that no reference to any transfer of Equity Interests issued by any PFAL Portfolio Entity or REO Affiliate shall be construed to affect or modify any prohibition thereof or requirement for the obtaining of any consent relating thereto) or, in the case of the sale of any Equity Interests issued to FC Commercial by any PFAL Portfolio Entity with more than one Asset Pool, the share of such proceeds of the sale of such Equity Interests allocable to such Asset Pool (such share as among different Asset Pools as determined by the Agent in its discretion, whether on the basis of the relative sizes of different Asset Pools, the relative amounts of Tranches of Term Loans made in respect of different Asset Pools, the relative Asset Pool NPV Percentages of different Asset Pools or otherwise ); plus (III) to the extent not constituting Extraordinary Transaction Proceeds, the Applicable Distribution Percentage of any other amounts received by or on behalf of such PFAL Portfolio Entity or any REO Affiliate thereof or, if such PFAL Portfolio Entity owns more than one Asset Pool, such portion of such other amounts which the Agent determines is allocable to such Asset Pool (such share as among different Asset Pools as determined by the Agent in its discretion, whether on the basis of the relative sizes of different Asset Pools, the relative amounts of Tranches of Term Loans made in respect of different Asset Pools, the relative Asset Pool NPV Percentages or otherwise).

“Collection Period”, with respect to a Payment Date, shall mean the calendar month preceding the month in which such Payment Date occurs.

“Collections” of an Asset Pool for any applicable period shall mean (x) in the case of an Asset Pool other than a Leveraged Asset Pool, the gross aggregate amount received during such period on account of such Asset Pool by or on behalf of the PFAL Portfolio Entity owning such Asset Pool (including, in addition, amounts received by any REO Affiliate of such PFAL Portfolio Entity formed in respect of such Asset Pool and any amounts otherwise received by any REO Affiliate of such PFAL Portfolio Entity on account of assets which at any time were part of such Asset Pool or collateral therefor ) and (y) in the case of a Leveraged Asset Pool, the gross aggregate amount received during such period on account of such Asset Pool by or on behalf of the PFAL Portfolio Entity owning such Asset Pool (including, in addition, amounts received by any REO Affiliate of such PFAL Portfolio Entity formed in respect of such Asset Pool and any amounts otherwise received by any REO Affiliate of such PFAL Portfolio Entity on account of assets which at any time were part of such Asset Pool or collateral therefor, and including amounts received on account of such Asset Pool prior to the commencement of such period which were paid to or for the benefit of such PFAL Portfolio Entity during such period), excluding (in the case of this clause (y)) amounts which were paid directly to the Permitted Portfolio Company Creditor of such PFAL Portfolio Entity under an Approved Portfolio Leverage Arrangement with respect to such Asset Pool or amounts which were remitted to such Creditor, in either case pursuant to the requirements of such Approved Portfolio Leverage Arrangement, which, in any such case, have not been released by such Creditor to (or for the benefit of) such PFAL Portfolio Entity (and/or any REO-PFAL Affiliate thereof), plus such additional amount (if any) which was available to be released to or for the benefit of such PFAL Portfolio Entity (and/or REO-PFAL Affiliate thereof) during such period under such arrangements (whether or not such additional amount was in fact so released) minus, in each case, the amounts received during such period by or on behalf of such PFAL Portfolio Entity constituting Extraordinary Transaction Proceeds allocable to such Asset Pool (as reasonably determined by Agent based on information provided by Borrower or, if the Agent determines that no such allocation would be supported by such information, as reasonably allocated (whether on a ratable basis or otherwise) by the Agent).

          (iii) adding a definition “Dollar Equivalent” as follows:

“Dollar Equivalent” shall mean, on any date of determination, with respect to any amount in any Euros, the equivalent in Dollars of such amount, determined by the Agent using the Exchange Rate with respect to such Euros then in effect.

          (iv) adding to the end of clause (i) of the definition of “Eligible PFAL Entity”, the following:

provided that, notwithstanding the foregoing, in the case of a Greenwich Capital PFAL Portfolio Entity, FC Commercial may own 100% of the Subject PFAL Entity’s capital so long as Greenwich Capital Financial Products Inc. makes subordinated loans to such entity in an amount equal to the subordinated loans made to such entity by FC Commercial and provided further that, notwithstanding the foregoing, in the case of an Asset Pool consisting of assets originated in France, FC Commercial may indirectly own such Equity Interests through a United Kingdom trust.

          (v) deleting the definition of “Eurodollar Interest Determination Date” in its entirety and substituting, in lieu thereof, the following:

“Eurocurrency Interest Determination Date” shall mean the date as of which LIBOR is determined, which shall be two Business Days prior to the commencement of a Eurocurrency Interest Period.

          (vi) deleting the definition of “Eurodollar Interest Period” and substituting, in lieu thereof, the following:

“Eurocurrency Interest Period” shall mean, with respect to each Eurocurrency Loan, the interest period applicable pursuant to Section 3.10 hereof.

          (vii) deleting the definition of “Eurodollar Loan” and substituting, in lieu thereof, the following:

“Eurocurrency Loan” shall mean a Loan during any period that it bears interest determined by reference to LIBOR.

          (viii) adding a definition of “Euros” as follows:

“Euros” shall mean the single currency of the European Union as constituted by the Treaty on the European Union.

          (ix) adding a definition of “Eurosublimit” as follows:

“Eurosublimit” shall mean, as to each Lender, the amount of Euros equivalent to the amount set forth opposite its name on Schedule 2.1 under the heading “Eurosublimit” as such may from time to time be reduced or terminated pursuant to Section 2.8(b), Section 9 or any other Section of the Agreement.

          (x) adding a definition of “Exchange Rate” as follows:

“Exchange Rate” shall mean with respect to Euros on a particular date, the rate at which Euros may be exchanged into Dollars in London on a spot basis, as set forth on the display page of the Reuters System applicable to Euros two Business Days prior to such date as reasonably determined by the Agent. In the event that such rate does not appear on any Reuters display page, the Exchange Rate with respect to Euros shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Agent and the Borrower or, in the absence of such agreement, such Exchange Rate shall instead be determined by reference to the Agent’s spot rate of exchange quoted to prime banks in London in the London interbank market where its foreign currency exchange operations in respect of Euros are then being conducted, at or about noon, local time, two Business Days prior to such date for the purchase of Dollars with Euros, for delivery on a spot basis; provided, however, that if at the time of any such determination, for any reason, no such spot rate is being quoted and no other methods for determining the Exchange Rate can be determined as set forth above, the Agent may use any reasonable method it deems applicable to determine such rate, and such determination shall be conclusive absent manifest error.

(xi) adding a definition of “Greenwich Capital PFAL Portfolio Entity” as follows:

“Greenwich Capital PFAL Portfolio Entity” – Section 2.1(a).

          (xii) deleting the definition of “LIBOR” and substituting, in lieu thereof, the following:

“LIBOR” shall mean, for each Eurocurrency Interest Period, (x) the per annum rate of interest at which U.S. Dollar or Euro deposits in the amount of the outstanding principal balance of the Loan are or would be offered for such Eurocurrency Interest Period in the London interbank market at 11:00 A.M. London time two Business Days prior to the start of such Eurocurrency Interest Period as published by the British Bankers’ Association as the “Interest Settlement Rate” for such period by (y) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including without limitation any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in the United States in respect of Eurocurrency funding or liabilities.

          (xiii) deleting the definition of “Permitted Portfolio Expenses” and substituting, in lieu thereof, the following:

“Permitted Portfolio Expenses” with respect to an Asset Pool during any calendar month or Collection Period shall mean the Portfolio Protection Expenses which are currently budgeted (pursuant to a budget previously provided to the Agent) for such Asset Pool and described in the most recently delivered Portfolio Protection Expense Report to the extent that such Portfolio Protection Expenses do not constitute Challenged Portfolio Protection Expenses and only if such Portfolio Protection Expenses do not constitute Excess Portfolio Protection Expenses and there are no other Excess Portfolio Protection Expenses.

          (xiv) deleting the definition of “PFAL Portfolio Entity” and substituting, in lieu thereof, the following:

“PFAL Portfolio Entity” shall mean (x) any Portfolio Entity-Post AE formed after the Effective Date for the purpose of investing in notes, bonds or other evidences of indebtedness and in connection with the acquisition by which of an Asset Pool Term Loans have been made to Borrower or requested to be made to Borrower and (y) any Secondary Obligor listed on Schedule I to Amendment No. 5 to this Agreement .

          (xv) adding a definition of “Step-Up Percentage” as follows:

“Step-Up Percentage” shall mean, (a) in the event that (i) the Lenders shall have temporarily waived any condition set forth in Section 6B to the making of Term Loan and required the Borrower to satisfy such condition within a certain period of time after the advance of such Term Loan (such period of time not to exceed fifteen (15) days with respect to an Asset Pool consisting of US assets or thirty (30) days with respect to an Asset Pool consisting of European assets) and (ii) the Borrower shall not have satisfied such condition within such time period, 1% until all such conditions are satisfied and (b) at any other time, 0%.

          (xvi) adding the words “and Euros” after the word “Dollars” in the definition of “Business Day”.

          (xvi) adding the words “and Euros” after the word “Dollars” in the definition of “CFCCA-P Business Day”.

     (b) Schedule 2.1 of the Loan Agreement is hereby amended and restated in its entirety to read as set forth on Exhibit A hereto.

     (c) Section 2.1 of the Loan Agreement is hereby amended by deleting clause (a) thereof and substituting, in lieu thereof, the following:

               (a) Subject to the terms and conditions set forth herein, each Lender severally agrees, at any time and from time to time during the Commitment Period (Term) to make one or more loans in Dollars or Euros to the Borrower (each a “Term Loan” and collectively, the “Term Loans”) in an aggregate outstanding principal amount for all such Term Loans not exceeding the amount of its Term Loan Commitment, provided that the aggregate outstanding principal amount in Euros of Term Loans made by such Lender in Euros shall not exceed the Eurosublimit set forth opposite the name of such

Lender on Schedule 2.1. Subject to the terms of this Agreement, during the Commitment Period (Term), the Borrower may borrow, repay and reborrow the Term Loans. Unless otherwise provided herein, all Term Loans denominated in Euros shall be made, maintained and continued as Eurocurrency Loans. The borrowings from the Lenders pursuant to this Section 2.1(a) shall be (1) in an aggregate outstanding principal amount (aggregating Term Loans then being requested with Term Loans currently outstanding) not to exceed the Total Term Loan Commitment then in effect; (2) made from each Lender pro rata on the basis of the Term Loan Commitment of such Lender; provided, that in no event shall the aggregate principal amount of Term Loans (or the Dollar Equivalent thereof) made in respect of the acquisition by a PFAL Portfolio Entity of any Asset Pool exceed the lowest (such lowest amount, with respect to any Tranche, being herein referred to as the “Tranche Limit”) of (x) the Total Term Loan Commitment then in effect minus the aggregate principal amount of Term Loans then outstanding; (y) the Applicable Portfolio Percentage of the Acquisition Price for such Asset Pool and (z) (i) the product of the Applicable Borrowing Percentage of the “Total Equities” of all PFAL Portfolio Entities, as set forth in the certificate delivered pursuant to Section 7.1(e)(ii) and Section 6B.4(d) minus (ii) the aggregate principal amount of Term Loans then outstanding; and (3) used by Borrower solely (x) to make advances to FC Commercial evidenced by the FC Commercial (PFAL) Pledged Note, the full amount of which advances are used by FC Commercial (as more fully set forth in other portions of this Section 2, in Section 6B and in other Sections of this Agreement) to make a contribution to the capital of a PFAL Portfolio Entity in connection with such PFAL Portfolio Entity’s acquisition of an Asset Pool and (y) if requested by Borrower in the Notice of Borrowing for such Term Loans, to pay the Utilization Fee in respect of the Term Loans made pursuant to clause (x) (the Term Loans included in each such borrowing by Borrower in respect of an Asset Pool, together with any borrowing of the Utilization Fee in respect thereof, being referred to herein as a “Tranche” of Term Loans, each borrowing of Term Loans in respect of an Asset Pool (and related Utilization Fee) constituting a different Tranche of Term Loans distinct from each other Tranche (or borrowing) of Term Loans (and any related Utilization Fee) borrowed in respect of any other Asset Pool), and provided further that, notwithstanding the provisions of clause (3) of the foregoing proviso, FC Commercial may use the proceeds of borrowings to make subordinated loans to any PFAL Portfolio Entity which is limited partnership to which Greenwich Capital Financial Products Inc. will be providing senior debt (a “Greenwich Capital PFAL Portfolio Entity”) so long as Greenwich Capital Financial Products Inc. makes subordinated loans in an equal amount to such Greenwich Capital PFAL Portfolio Entity and the rights to payment of such subordinated loans by FC Commercial are pledged as security for the Loans hereunder, and provided further that, notwithstanding the provisions of clause (3) of the foregoing proviso, in the case of an Asset Pool consisting of assets originated in France, FC Commercial may use the proceeds of borrowings to make a contribution to a United Kingdom trust which will in turn make a contribution to the capital of a PFAL Portfolio Entity in connection with such PFAL Portfolio Entity’s acquisition of such Asset Pool, and provided further that

                         (i) [reserved];

                         (ii) in no event shall the aggregate outstanding principal amount of Term Loans (or the Dollar Equivalent thereof) under this Agreement (after giving effect to all pending requests for Loans) exceed the amount by which $77 million exceeds the aggregate principal amount of loans outstanding under the Amended and Restated Agreement;

                         (iii) the aggregate outstanding principal amount (after giving effect to all pending requests for Term Loans) of Term Loans (or the Dollar Equivalent thereof) in respect of Asset Pools-NL shall not exceed $11,250,000; and

                         (iv) the aggregate outstanding principal amount of Term Loans (or the Dollar Equivalent thereof) in respect of Asset Pools acquired from Non-US Sellers shall not exceed $22,500,000.

     (d) Section 2.2 of the Loan Agreement is hereby amended by deleting clause (a) thereof and substituting, in lieu thereof, the following:

          (a) Whenever the Borrower desires to utilize the Term Loan Commitments hereunder, it shall deliver to the Agent a Notice of Borrowing not later than 11:00 a.m., Closing Office Time, on the third Business Day preceding the date of the proposed borrowing of Term Loans, which Notice of Borrowing shall, among other items, (A) specify (i) the Portfolio Entity-Post AE to whose capital FC Commercial will contribute the proceeds of the Loans; (ii) the Asset Pool to be acquired by such PFAL Portfolio Entity; (iii) the date of the proposed borrowing (which shall be a Business Day during the Commitment Period (Term) (each, a “Borrowing Date”); (iv) if such Borrowing Date is a Payment Date, whether such Loans shall constitute Base Rate Loans or Eurodollar Loans (if not specified or if such date is not a Payment Date, Base Rate Loans shall be deemed to have been requested); (v) the currency in which the Term Loan will be borrowed; (vi)the total amount of such borrowing (which shall be in a minimum amount of 100,000 units of the relevant currency equal to or greater than an amount the Dollar Equivalent of which is $100,000 and integral multiples of 100,000 units of relevant currency in excess thereof and shall not exceed the Tranche Limit for the related Asset Pool (rounded downward to the nearest 100,000 units of relevant currency); and (vii) the amount, if any, of the Utilization Fee in respect of such Borrowing requested to be borrowed, and (B) certify that (x) the Borrower delivered the Final Asset Pool Acquisition Certificate in respect of such Asset Pool not later than ten Business Days before the Borrowing Date specified in such notice and that all information set forth in Asset Pool Acquisition Certificate (as revised through the Final Asset Pool Acquisition Certificate and as further revised to the extent permitted by Section 6B.4) remains true and correct and (y) on or prior to the date of such Notice of Borrowing, Borrower has delivered to the Agent a Final NPV Pool Certificate in respect of such Asset Pool, provided that, notwithstanding the provisions of clause (A)(i), FC Commercial may use the proceeds of borrowings to make subordinated loans to a Greenwich Capital PFAL Portfolio Entity so long as Greenwich Capital Financial Products Inc. makes like subordinated loans to such Greenwich Capital PFAL Portfolio Entity and the rights to payment of such subordinated loans by FC Commercial are pledged as security for the Loans hereunder, and provided further that, notwithstanding the provisions of clause (A)(i), in the case of an Asset Pool consisting of assets originated in France, FC Commercial may use the proceeds of borrowings to a make contribution to a United Kingdom trust which will in turn make a contribution to the capital of a PFAL Portfolio Entity in connection with such PFAL Portfolio Entity’s acquisition of such Asset Pool. Without the consent of the Agent, Borrower shall not be entitled to make borrowings under the Term Loan Commitments more than twice in any calendar month and not more than once during any ten Business Day period.

     (e) Section 2.4 of the Loan Agreement is hereby amended by deleting paragraph (h) thereof in its entirety and substituting “Reserved” therefore .

     (f) Section 2.6 of the Loan Agreement is hereby amended by deleting such Section and substituting, in lieu thereof, the following:

          2.6 Voluntary Prepayments of Term Loans. Borrower may, upon not less than three CFCCA-P Business Days prior written notice to the Agent (which notice the Agent shall promptly transmit to the Lenders in writing or by telephone, confirmed as soon as possible thereafter in writing) prepay the Term Loans in whole at any time, or from time to time in part in amounts of 250,000 units of the relevant currency equal to or greater than an amount the Dollar Equivalent of which is $250,000 (and, if greater, in integral multiples of 50,000 units of the relevant currency), and without premium (subject to Section 3.9) or penalty; provided that at the time of any such prepayment of the Term Loans, Borrower shall pay all interest accrued on the principal amount of such prepayment. Prepayments pursuant to this Section 2.6 shall be applied (ratably as among Lenders holding the Loans to which applied) to such Tranches of Term Loans and in such order as the Borrower may at the time in writing direct or, if no such direction is given, as determined by the Agent. All notices pursuant to this Section 2.6 and Section 2.7 shall be irrevocable and result in the principal amount of Loans specified therein becoming due and payable on the prepayment date specified therein.

     (g) Section 2.8 of the Loan Agreement is hereby amended by adding to the end of clause (b) thereof the following sentence:

          If the Term Loan Commitment of any Lender is reduced pursuant to this Section 2.8(b), there shall be a proportionate reduction of the Eurosublimit of such Lender.

     (h) A new Section 2.10 shall be added as follows:

          2.10 Currency of Payments

     Except to the extent otherwise provided herein, all payments of principal and interest on (i) Eurocurrency Loans, (ii) Base Rate Loans and (iii) under corresponding Notes to be made by any Borrower shall be made in the currency of the applicable Loan for which payment is being made, in immediately available funds, to the Agent.

(i) A new Section 2.11 shall be added as follows:

          2.11 Currency Fluctuations, etc.

                    (a) Not later than 1:00 p.m., New York City time, on each Borrowing Date and each Payment Date, the Agent shall (i) determine the Exchange Rate as of such Borrowing Date if at such time there are outstanding Eurocurrency Loans denominated in Euros and (ii) give notice thereof to the Lenders and to the Borrower. The Exchange Rate so determined shall become effective on the first Business Day immediately following the relevant Borrowing Date or Payment Date (a “Reset Date”) and shall remain effective until the next succeeding Reset Date.

                    (b) Not later than 5:00 p.m., New York City time, on each Reset Date, the Agent shall (i) determine the Dollar Equivalent of the Eurocurrency Loans in Euros then outstanding (after giving effect to any Eurocurrency Loans to be made or repaid on such date) and (ii) notify the Lenders and the Borrower of the results of such determination.

                    (c) If on any Reset Date, the Dollar Equivalent of the aggregate principal amount of Term Loans outstanding exceeds the aggregate principal amount of the Term Loan Commitment, then the Borrower shall, within three Business Days after notice thereof from the Agent, prepay (in either Euros or Dollars as selected by the Borrower) Term Loans in an aggregate amount such that, after giving effect thereto, the Dollar Equivalent of all such Term Loans shall be equal to or less than such aggregate amount of Term Loan Commitment.

     (j) Section 3.1 of the Loan Agreement is hereby amended by deleting such Section and substituting, in lieu thereof, the following:

          3.1 Rate of Interest

          (a) Subject to the provisions of Section 3.3 hereof, the Borrower agrees to pay interest in respect of the unpaid principal amount of the Loans from the date such Loans are made until maturity (whether by acceleration or otherwise) at the following rates of interest: (i) Eurocurrency Loans, at a rate per annum equal to the sum of 3.5% plus the Step-Up Percentage in excess of LIBOR for the Eurocurrency Interests Period then in effect and (ii) Base Rate Loans, at a rate per annum equal to the sum of 1% plus the Step-Up Percentage in excess of the Base Rate, such rate to change as and when the Base Rate shall change.

          (b) Loans (provided that such Loan was made in Dollars) which are made on a date other than a Payment Date shall constitute Base Rate Loans until converted in accordance with Section 3.11.

     (k) Section 3.10 of the Loan Agreement is hereby amended by deleting clause (f) thereof and substituting, in lieu thereof, the following:

          (f) The Borrower shall not be permitted to maintain as Eurocurrency Loans any Tranche of Loans or for Revolving Credit Loans if the outstanding amount of such Tranche or of the Revolving Credit Loans to be maintained as Eurocurrency Loans is less than 1,000,000 units of the relevant currency equal to or greater than an amount the Dollar Equivalent of which is $100,000 or an integral multiple of 100,000 units of the relevant currency in excess thereof.

     (l) Section 3.11 of the Loan Agreement is hereby amended by deleting such Section and substituting, in lieu thereof, the following:

          3.11 Conversions. Borrower shall have the option to convert, on any Payment Date, all or any portion of a Tranche of Term Loans (provided that such Term Loan was made in Dollars) or Revolving Credit Loans from Base Rate Loans to Eurocurrency Loans or from Eurocurrency Loans to Base Rate Loans; provided that (i) after giving effect to any such conversion the amount of such Tranche outstanding as a Eurocurrency Loans shall be an amount equal to $1,000,000 or an integral multiple of $100,000 in excess thereof and the amount thereof outstanding as Base Rate Loans shall be an amount equal to not less than $20,000; and (ii) unless the Majority Lenders specifically agree in writing, no conversion to Eurocurrency Loans shall be permitted at any time that a Default or Event of Default exists. Each such conversion shall be effected by Borrower giving the Agent written notice thereof (a “Notice of Conversion”) on or prior to 11:00 a.m. (Closing Office time) at least three Business Days prior to a Payment Date, specifying the amount of Loans to be converted, whether the Loans to be converted are Term Loans or Revolving Credit Loans and, if Term Loans, the Tranche of Loans to which such conversion relates.

     (m) Section 4.2(b) of the Loan Agreement is hereby amended by deleting “1/4” in the fourth line and substituting, in lieu thereof, “3/8.”

     (n) Section 6B.2(a) of the Loan Agreement is hereby amended by adding the following at the end thereof:

          provided that, notwithstanding the foregoing, in the case of a Greenwich Capital PFAL Portfolio Entity, FC Commercial may own 100% of the Subject PFAL Entity’s capital so long as Greenwich Capital Financial Products Inc. makes subordinated loans to such entity in an amount equal to the subordinated loans made to such entity by FC Commercial, and provided further that, notwithstanding the foregoing, in the case of an Asset Pool consisting of assets originated in France, FC Commercial [and any such Third Party Investor] may make contributions to a United Kingdom trust which will in turn make a contribution to the capital of the Subject PFAL Entity.

     (o) Section 6B.3 of the Loan Agreement is hereby amended by adding the following at the end thereof:

          provided that, notwithstanding the foregoing, in the case of a Greenwich Capital PFAL Portfolio Entity, FC Commercial may use the proceeds of such loans to make subordinated loans to such entity in an amount equal to the subordinated loans made to such entity by Greenwich Capital Financial Products Inc., and provided further that, notwithstanding the foregoing, in the case of an Asset Pool consisting of assets originated in France, FC Commercial may use the proceeds of such loans to make a contribution to a United Kingdom trust which will in turn make a contribution to the capital of a Subject PFAL Entity in connection with such Subject PFAL Entity’s acquisition of such Asset Pool.

     (p) Section 6B.4 of the Loan Agreement is hereby amended by adding the following at the end thereof:

          (d) A certificate of the type delivered pursuant to Section 7.1(e)(ii) showing, on a pro forma basis, the “Total Equities” of all PFAL Portfolio Entities after giving effect to the acquisition of the related Asset Pool shall have been delivered to the Agent not less than 10 Business Days prior to the Borrowing Date of such Term Loans.

     (q) Section 8.3 of the Loan Agreement is hereby amended by deleting paragraph (iv) thereof and substituting, in lieu thereof, the following:

          (iv) (A) subordinated debt of a Greenwich Capital PFAL Portfolio Entity to FC Commercial and Greenwich Capital Financial Products Inc. and (B) Indebtedness of a PFAL Portfolio Entity, incurred under Approved Portfolio Leverage Arrangements on the day that such PFAL Portfolio Entity acquires an Asset Pool, in a principal amount not in excess of (x) 75% (or, such higher percentage, if any, approved by the Agent in writing with respect to a particular Asset Pool) of the lower of (i) the Acquisition Price of such Asset Pool and (ii) the Net Present Value of such Asset Pool, or (y) such principal amount which, when added to the principal amount of the Tranche of Term Loans made in respect of the acquisition of such Asset Pool (less any Utilization Fee amount included therein) plus the full amount then or thereafter contributed to the capital of such PFAL Portfolio Entity by any holder of Equity Interests therein other than FC Commercial (and other than any such amount thereafter contributed to the capital of such PFAL Portfolio Entity in respect of the subsequent acquisition of a different Asset Pool and, in the case of a Greenwich Capital PFAL Portfolio Entity, the amount of any subordinated loans made to such entity by Greenwich Capital Financial Products Inc.), would not result in the sum of such principal amount of Indebtedness of such PFAL Portfolio Entity plus the principal amount of such Tranche of Term Loans and the amount of such contributions to capital (or such subordinated loans) exceeding the lower of (i) the Acquisition Price of such Asset Pool and (ii) the Net Present Value of such Asset Pool (it being agreed that a PFAL Portfolio Entity shall not contract, create, incur, assume or suffer to exist any Indebtedness other than Indebtedness under Approved Portfolio Leverage Arrangements incurred in respect of the acquisition by it of any Asset Pool on the AP Funding Date for such Asset Pool in accordance with the above provisions of this clause (iv) and, in the case of a Greenwich Capital PFAL Portfolio Entity, subordinated debt to Greenwich Capital Financial Products Inc. and FC Commercial);

     (r) Section 8.10(a) of the Loan Agreement is hereby amended by adding the following at the end of the first sentence thereof:

          and (iii) in the case of an Asset Pool consisting of assets originated in France, investments in a United Kingdom trust which in turn makes a contribution to the capital of a PFAL Portfolio Entity in connection with such PFAL Portfolio Entity’s acquisition of such Asset Pool

     (s) Section 8.13 of the Loan Agreement is hereby amended by adding the following after clause (x):

          and (xi) for subordinated loans to a Greenwich Capital PFAL Portfolio Entity in an amount equal to the subordinated loans made to such entity by Greenwich Capital Financial Products Inc.

     (t) Section 8.17 of the Loan Agreement is hereby amended by adding the following at the end thereof:

          Notwithstanding any of the provisions of this Section 8.17 to the contrary, (x) in the case of a Greenwich Capital PFAL Portfolio Entity, FC Commercial may use the proceeds of the related Term Loans to make subordinated loans to such entity in an amount equal to the subordinated loans made to such entity by Greenwich Capital Financial Products Inc. and (y) in the case of an Asset Pool consisting of assets originated in France, FC Commercial may use the proceeds of borrowings to a contribution to a United Kingdom trust which will in turn make a contribution to the capital of a PFAL Portfolio Entity in connection with such PFAL Portfolio Entity’s acquisition of such Asset Pool.

     (u) Section 8.29 of the Loan Agreement is hereby amended by deleting paragraph (a) thereof and substituting, in lieu thereof, the following:

          Subject to Section 8.21(b) in the case of Extraordinary Transaction Proceeds, the Borrower shall each calendar month (i) cause each PFAL Portfolio Entity and each REO-PFAL Affiliate to distribute to FC Commercial (as a Dividend in accordance with Section 8.11(a)) on or prior to the 25th day of such calendar month (or, if earlier, on the fourth to last CFCCA-P Business Day of such month, each such 25th day or earlier day, a Calculation Date”) an amount equal to (I) the sum of (x) the Asset Pool Prepayment Amount in respect of the Payment Date occurring on the last Business Day of the preceding month plus (y) interest on all Term Loans payable on such next Payment Date or, if greater, (II) the sum of (x) 75% of the FC Percentage in respect of each such PFAL Portfolio Entity of all Collections of each Asset Pool owned by such PFAL Portfolio Entity and of all amounts received by such REO PFAL Affiliate during the period from the second preceding Calculation Date to the preceding Calculation Date and (y) the amount calculated pursuant to clause (II) of the definition of “Asset Pool Prepayment Amount” and (ii) cause FC Commercial to pay to Borrower, upon receipt, each such Dividend received by FC Commercial under clause (i) above by prepaying the FC Commercial (PFAL) Pledged Note and, if no amount then remains outstanding thereunder, by prepaying any other outstanding Pledged Note from FC Commercial to Borrower and distributing any remaining portion of such Dividend as a Dividend (in accordance with Section 8.11(a)) to the Borrower.

     (v) Section 8.34 of the Loan Agreement is hereby amended by (x) adding the following at the end of clause (i) of paragraph (a) thereof:

          provided, that a PFAL Portfolio Entity doing business outside the United States may own the type of assets an REO Affiliate would own (if it had an REO Affiliate of which it were the REO Owner ).

and (y) deleting clause (ii) of paragraph (a) thereof and substituting, in lieu thereof, the following:

          (ii) each REO-PFAL Affiliate shall be formed in respect of a specific REO Owner and shall not hold assets other than from such REO Owner.

     (w) Section 9.12 of the Loan Agreement is hereby amended by adding a new clause (c) thereof as follows:

          (c) If for the purpose of obtaining judgment in any court it is necessary to convert a sum due from the Borrower in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase the specified currency with other such currency at the Agent’s New York branch on the Business Day that is on or immediately following the day on which final judgment is given. The obligations of the Borrower in respect of any sum due to any Lender or the Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Agent, as the case may be, of any sum adjudged to be so due in such other currency such Lender or the Agent as the case may be, may in accordance with normal banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Lender or the Agent, as the case may be, in the specified currency, the Borrower agrees, to the fullest extent it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds the sum originally due to any Lender or the Agent, as the case may be, in the specified currency, such Lender or the Agent, as the case may be, agrees to remit such excess to the appropriate Borrower.

     (x) All references to “Eurodollar” in the Loan Agreement shall be hereby amended by deleting such word and substituting, in lieu thereof, “Eurocurrency.”

     (y) The provisions of Sections 6(b) and 6(e) of Amendment No. 3 and Consent No. 4 to this Agreement shall no longer be applicable, and the Lenders hereby waive any prior failure of the Borrower to comply with the terms and conditions of such Sections 6(b) and 6(e).

     4. Representations, Warranties, Covenants and Agreements. To induce the Lenders and the Agent to enter into this Amendment, the Borrower hereby represents and warrants to the Agent and the Lenders (which representations and warranties are made as of the date hereof and as of the Amendment Closing Date) and covenants and agrees for the benefit of the Agent and the Lenders (which representations, warranties, covenants and agreements are in furtherance and not in limitation of the provisions of the Loan Agreement and the other Loan Documents and shall survive the execution, delivery and effectiveness of this Amendment), as follows:

               (a) The execution and delivery by the Borrower and each other Loan Party and other Person (other than the Agent or any Lender) executing and delivering any agreement, acknowledgement or other instrument pursuant hereto (in each case, to the extent such Person is a party thereto) of this Amendment, the Confirming Consent dated as of the date hereof and all other agreements, acknowledgements and instruments being delivered pursuant hereto and each such

Person’s performance of this Amendment, such Confirming Consent, the Loan Agreement as amended by this Amendment, and the other agreements, acknowledgements and instruments being delivered pursuant hereto and the consummation of the transactions contemplated under this Amendment and the use of proceeds of all Loans have been duly authorized by all necessary limited liability company, corporate, partnership, member, stockholder and partner action and none of such execution, delivery, performance or consummation shall, by lapse of time, the giving of notice or otherwise, constitute a violation of any Legal Requirement or a breach of any provision contained in the Charter Documents of Borrower or any other Loan Party or other such Person or contained in any agreement, instrument or document to which Borrower, any such other Loan Party or other Person is now or hereafter a party or by which Borrower, any such other Loan Party or other Person or any of the assets of Borrower, any such other Loan Party or other Person is or may become bound.

               (b) This Amendment, the Loan Agreement as amended by this Amendment, the Confirming Consents delivered in connection herewith and all other instruments, acknowledgements and agreements delivered or required to be delivered pursuant hereto are and when delivered will be the legal, valid and binding obligations of the Loan Parties and other Persons party thereto, enforceable in accordance with their respective terms subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization and similar laws affecting the enforcement of creditors’ rights generally and to general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

               (c) Each of the Security Documents and each Guaranty secures or guarantees, as the case may be, all Loans and other obligations to the Lenders under the Loan Documents, whether such Loans were or are made or such obligations incurred before, on or after the Amendment Closing Date. No amendment needs to be made to any of the Security Documents or Guaranties, nor does any action need to be taken, to effectuate the provisions of the preceding sentence.

               (d) The priority of all Liens in favor of the Agent and the Lenders under the Security Documents (whether in respect of Loans made or obligations incurred before, on or after the Amendment Closing Date) shall be the same as the priority of all Liens immediately prior to the Amendment Closing Date with respect to Loans and obligations outstanding immediately prior to the Amendment Closing Date.

               (e) No Material Adverse Change has occurred since September 30, 2003.

               If any of the foregoing representations or warranties or any other representation or warranty set forth in this Amendment is breached or proves to be untrue in any material respect, the same shall constitute an Event of Default as fully as if the same were listed as an Event of Default in Section 9.2 of the Loan Agreement.

     5. Certain Actions. The Borrower hereby covenants and agrees for the benefit of the Agent and the Lenders (which covenants and agreements are in furtherance and not in limitation of the provisions of the Loan Agreement and the other Loan Documents and shall survive the execution, delivery and effectiveness of this Amendment) that the Borrower shall deliver or caused to be delivered by no later than fifteen (15) days following the Amendment Closing Date (such fifteen (15) day period, the “Grace Period”) all security documents, closing documents and other open items required to be delivered pursuant to Amendment No. 3 and Consent No. 4 (“Amendment No. 3”) dated as of May 2, 2003 to the Loan Agreement. In the event that any of the aforementioned security documents, closing documents or other open items are not so delivered within the Grace Period, each Loan outstanding under the Loan Agreement which Loan was made in connection with Amendment No. 3 (including the PRL Term Loans as such term is defined in Amendment No. 3) shall accrue interest (beginning from the end of the Grace Period through the date on which all of the missing items are delivered to the Agent in form and substance satisfactory to the Agent) at a rate per annum equal to the sum of (i) the rate of interest applicable to such Loan under the terms of the Loan Agreement (including pursuant to Sections 3.1 and 3.3 of the Loan Agreement), plus (ii) one percent (1%). Failure of the Borrower to provide all of the missing items by June 30, 2004 shall constitute an immediate Event of Default under Section 9 of the Loan Agreement.

     6. Effectiveness. This Amendment shall become effective as of the date hereof when each of the following conditions has been fulfilled to the satisfaction of the Agent (or waived by the Agent in its sole discretion). The first date on which all of the following conditions have been so satisfied (or so waived) is herein referred to as the “Amendment Closing Date”. If the Amendment Closing Date shall not have occurred by the close of business (New York time) on April 30, 2004 (or such later date as may be specified by the Agent in writing), this Amendment shall be deemed rescinded, null and void:

               (a) The Borrower, the Lenders and the Agent shall have executed a copy hereof, and each Loan Party listed as a signatory thereto shall have executed a consent in the form of the Confirming Consent attached to this Amendment, and delivered each of the foregoing to the Agent at 565 Fifth Avenue, New York, New York 10017 (Attention: Loans Administration);

               (b) The Borrower shall have paid a fee to the Agent on the Amendment Closing Date in the amount of twenty-five thousand dollars ($25,000) and shall have paid a fee to BoS (USA) Inc. on the Amendment Closing Date in the amount of one hundred thousand dollars ($100,000).

               (c) On the Amendment Closing Date, both before and after giving effect to the transactions contemplated by this Amendment to be effective on the Amendment Closing Date, (i) each representation and warranty made herein is true and correct in all material respects with the same effect as though such representations and warranties have been made at and as of such time; and (ii) no Material Adverse Change shall have occurred since September 30, 2003; and

               (d) The Borrower shall have delivered or caused to be delivered such other agreements, instruments and documents as are reasonably requested by the Agent.

All documents, agreements, certificates, financial statements, legal opinions, and other papers required to be delivered by this Section 5 shall be in form and substance satisfactory to the Agent.

     7. Release. The Borrower does hereby remise, release and forever discharge the Agent, Collateral Agent and the Lenders and each of their respective affiliates, successors, officers, directors, employees, counsel and agents, past and present, and each of them, of and from any and all manner of actions, and causes of action, suits, debts, dues, bonds, covenants, judgments, claims and demands whatsoever in law or in equity, which against the Agent, the Collateral Agent, the Lenders or any of their respective affiliates, successors, officers, directors, employees, counsel or agents, or any one or more of them, the Borrower ever had, now has, or hereafter can, shall or may have for or by reason of any cause, matter or thing that occurred or did not occur on or prior to the Effective Date or the Amendment Closing Date with respect to or in any way relating to the Loan Agreement, this Amendment or any Security Document or other Loan Document or any proposed amendment or waiver of the Loan Agreement, the Amendment or any Security Document or other Loan Document except, in the case of the Agent, the Collateral Agent, any Lender or other Person, for the willful misconduct (if any) or gross negligence (if any) of the Agent, the Collateral Agent, any Lender or other such Person (as the case may be). By execution of a Confirming Consent relating to this Amendment attached hereto, each Loan Party signatory thereto acknowledges and consents to the foregoing and itself remises, releases and forever discharges the Agent, the Collateral Agent, the Lenders and each of their respective affiliates, successors, officers, directors, employees, counsel and agents, past and present, and each of them, from any and all such actions and all manner of actions, causes of action, suits, debts, dues, bonds, covenants, judgments, claims and demands whatsoever in law or equity ,which against the Agent, the Collateral Agent, the Lenders or any of their respective affiliates, successors, officers, directors, employees, counsel or agents, or any one or more of them such Loan Party ever had, now has, or hereafter can, shall or may have for or by reason of any cause, matter or thing that occurred or did not occur on or prior to the Effective Date or the Amendment Closing Date with respect to or in any way relating to the Loan Agreement, this Amendment or any Security Document or other Loan Document or any proposed amendment or waiver of the Loan Agreement, the Amendment or any Security Document or other Loan Document except, in the case of the Agent, the Collateral Agent, any Lender or other Person, for the willful misconduct (if any) or gross negligence (if any) of the Agent, the Collateral Agent, any Lender or other such Person (as the case may be).

     8. Limited Nature of Amendments. The amendments, consents and waivers (if any) set forth herein are limited precisely as written and shall not be deemed to (a) be a consent to any waiver of, or modification of, any other term or condition of the Loan Agreement or any of the other Loan Documents or (b) prejudice any right or rights which the Agent, the Collateral Agent or the Lenders may now have or may have in the future under or in connection with the Loan Agreement or any of the other Loan Documents. Except as expressly amended hereby or consented to herein, the terms and provisions of the Loan Agreement and all other Loan Documents remain in full force and effect.

     9. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO CHOICE OF LAW DOCTRINE THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

     10. THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO WITH RESPECT TO THE MATTERS COVERED HEREBY AND THEREBY AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

         THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     11. Counterparts. This Amendment may be executed in any number of counterparts by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument. Telecopied signatures hereto shall be of the same force and effect as an original of a manually signed copy.

     12. Headings. The descriptive headings of the various provisions of this Amendment are for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the date first shown.

BANK OF SCOTLAND, acting through its New York
branch, as Agent and as a Lender

By
Name:
Title:

FIRSTCITY FINANCIAL CORPORATION

By

Name:
Title:

CONFIRMING CONSENT

     Reference is hereby made to Amendment No. 5 dated as of March 31, 2004 (the “Amendment Agreement”) to the Term Loan and Revolving Credit Agreement (the “Loan Agreement”) dated as of December 12, 2002 (the Loan Agreement as amended to date and as amended from time to time hereafter, the “Amended Loan Agreement”).

     Each of the undersigned, for itself, hereby consents to the terms and provisions of the Amendment Agreement and to the transactions contemplated thereby and confirms and acknowledges that:

          (a) each pledge agreement, guarantee, security agreement, subordination agreement, collateral assignment agreement or other Loan Document entered into by it in connection with the Loan Agreement remains in full force and effect with respect to the Amended Loan Agreement and the obligations of the Borrower thereunder and under the other Loan Documents after giving effect to the Amendment Agreement and any transaction contemplated thereby as fully as it applied to the Loan Agreement (as amended up to the time immediately date prior to the Amendment Closing Date) and the obligations of the Borrower thereunder and under the other Loan Documents immediately prior to the Amendment Closing Date or the occurrence of any transaction contemplated by the Amendment Agreement; and

          (b) its consent and acknowledgement hereunder is not required under the terms of any such pledge agreement, guarantee, security agreement, subordination agreement, collateral assignment agreement or other Loan Document previously entered into by it and that any failure to obtain its consent or acknowledgment to any subsequent amendment to the Loan Agreement or Amended Loan Agreement or any of the other Loan Documents will not affect the validity of its obligations under such pledge agreement, guarantee, security agreement, subordination agreement, collateral assignment agreement or other Loan Document, and that this consent and acknowledgement is being delivered for purposes of form only.

     This consent may be executed in any number of counterparts by the parties hereto on separate counterparts.

     THIS CONSENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO WITH RESPECT TO THE MATTERS COVERED HEREBY AND THEREBY AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

     THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     Terms used herein and not otherwise defined have the same meanings as in the Amendment Agreement. This Consent is dated as of March 31, 2004.

FC CAPITAL CORP.		FIRSTCITY COMMERCIAL CORPORATION

By		By

	Name:		Name:
	Title:		Title:

FIRSTCITY CONSUMER LENDING CORPORATION		FIRSTCITY HOLDINGS CORPORATION

By		By

	Name:		Name:
	Title:		Title:

FIRSTCITY INTERNATIONAL CORPORATION		FIRSTCITY MEXICO, INC.

By		By

	Name:		Name:
	Title:		Title:

FIRSTCITY SERVICING CORPORATION		FIRSTCITY FUNDING L.P.

By		By

	Name:		Name:
	Title:		Title:

FIRSTCITY HOLDINGS CORPORATION OF MINNESOTA		FIRSTCITY EUROPE CORPORATION

By		By

	Name:		Name:
	Title:		Title:

Signature Page to Confirming Consent

EXHIBIT A

Schedule 2.1

	Term Loan		Revolving Credit
Lender	Commitment*	Eurosublimit*	Commitments**
Bank of Scotland acting through its New York branch	$45,000,000	***	$5,000,000

Total	$45,000,000		$5,000,000

* Subject to reduction pursuant to Sections 2.8(b) and 9.

**Subject to reduction pursuant to Sections 2.8(a) and 9.

***Eurosublimit not to exceed the amount of Euros of which the Dollar Equivalent is $22.5 million.

SCHEDULE I

Additional PFAL Portfolio Entities